EXHIBIT 13.3

ToLuna Germany GmbH Wilhelm-Leuschner-Straße 41 60329 Frankfurt

To whom it may concern

Frankfurt, April 19th 2012

CONSENT

This is to confirm that ToLuna Germany GmbH (formerly Ciao Surveys GmbH) conducted consumer surveys commissioned by SodaStream International Ltd. in the following countries as detailed below:

Country	Date of Survey	Number of Respondents
Australia	December 2011	440
Belgium	October 2011	1072
Denmark	October 2011	515
Finland	October 2011	1060
France	October 2011	1002
Germany	October 2011	1014
NZ	October 2011	541
Sweden	October 2011	1018
Switzerland	September 2011	814

The survey questions included the following questions:

1.	Do you have or have you ever had a home carbonation system or a similar appliance in your household? (refer to the past 5 years)

2.	Which make is/was this home carbonation system?

We hereby give our consent to the use of results from the above surveys in the Annual Report on Form 20-F filed by SodaStream International Ltd. with the United States Securities and Exchange Commission and to the reference in the Annual Report to the name ToLuna Germany GmbH (formerly Ciao Surveys GmbH) in connection therewith.

We further consent to the incorporation by reference of this consent, results from the above surveys and references to our name in connection therewith in the registration statement on Form S-8 (No. 333-170299) of SodaStream International Ltd.

Sincerely,

TOLUNA Germany GmbH (formerly Ciao Surveys GmbH)

By:	/s/ Stephan Soine
Name: Stephan Soine
Title: Country Manager D-A-CH

Toluna Germany GmbH Wilbelm-Leuschner-Strasse 41 60329 Frankfurt am Main	t +49 (0) 69 74 22 76 00 f 1-49 (0) 69 74 22 76 11 www.toluna-group.de